1ST SECURITY BANK OF WASHINGTON

REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of 1st Security Bank of Washington either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the __th day of ___________, 2009 and a Proxy Statement for the Special Meeting prior to signing this proxy.

Signature:_________________________________ Date:__________

Signature:_________________________________ Date:__________

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IMPORTANT: Please detach, sign and return ALL proxies from ALL packets received in the enclosed postage paid envelope.

FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PLAN.

STOCK ORDER FORM

COMPANY LOGO

SEND OVERNIGHT PACKAGES TO:
1st Security Bancorp, Inc.
Attn: Stock Information Center
6920 220th Street SW
Mountlake Terrace, WA 98043
(___) ___-____

ORDER DEADLINE: The Subscription Offering ends at 12:00 PM, Pacific Time, on ________ __, 2008. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. 1st Security Bancorp, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares	Price Per Share	(2) Total Amount Due
	x $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 50,000 ($500,000). See Instructions on Reverse Side

(3a) Method of Payment- Check or Money Order $ .00

Enclosed is a personal check, bank check or money order made payable to 1st Security Bancorp, Inc.

(3b) Method of Payment- Deposit Account Withdrawal

	1stSecurity Deposit Account Number(s)	Withdrawal Amount(s)
MARK THE ACCOUNT TYPE: Savings ☐ CD ☐		$ .00
MARK THE ACCOUNT TYPE: Savings ☐ CD ☐		$ .00
MARK THE ACCOUNT TYPE: Savings ☐ CD ☐		$ .00
	Total Withdrawal	**$ .00**

(4) Purchaser Information *(check one)*

a. ☐ *Eligible Account Holder* - Check here if you were a depositor with at least $50 on deposit with 1st Security Bank of Washington as of June 30, 2007. Enter information in Section 9 for all deposit accounts that you had at 1st Security on June 30, 2007.

b. ☐ *Supplemental Eligible Account Holder* - Check here if you were a depositor with at least $50 on deposit with 1st Security Bank of Washington as of ______________, 200_ but not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at 1st Security Bank of Washington as of ______________, 200_.

c. ☐ *Other Members* - Check here if you were a depositor of 1st Security as of ________, who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories.

d. ☐ Local Community – People or trusts for the benefit of people who are residents of Clallam, King, Kitsap, Pierce, and Snohomish Counties in Washington.

e. ☐ General Public

(5) Check if you (or a household family member) are a: ☐ Director or Officer of 1st Security Bank of Washington or 1st Security Bancorp, Inc.
☐ Employee of 1st Security Bank of Washington or 1st Security Bancorp, Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Section 1 of the Stock Order Form Instructions on the reverse side.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

☐ Individual
☐ Joint Tenants
☐ Tenants in Common
☐ Individual Retirement Account
☐ Uniform Transfer to Minors Act
☐ Uniform Gift to Minors Act
☐ Corporation
☐ Partnership
☐ Trust - Under Agreement Dated __________

Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with 1st Security Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE ON THE REVERSE SIDE OF THE ORDER FORM FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering.

NAMES ON ACCOUNTS	ACCOUNT NUMBER

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(10) Acknowledgment, Certifications and Signature: I understand that this Order Form, with full payment and properly executed, must be received by 1st Security Bancorp, Inc., Inc. no later than 12:00 PM, Pacific Time, __________, 2009, otherwise, this Order Form will be voidable. I agree that after receipt by 1st Security Bancorp, Inc., Inc., this Order Form may not be modified or cancelled without 1st Security Bancorp, Inc., Inc.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by 1st Security Bancorp, Inc., Inc., 1st Security Bank of Washington or by the federal government. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Washington Department of Financial Institutions, [name, title] at (xxx) xxx-xxxx. I further certify that, before purchasing the common stock of 1st Security Bancorp, Inc., Inc., that I received the Prospectus dated ________ __, 2008. The Prospectus that I received, dated _______ __, 2008 contains disclosure concerning the nature of the common stock being offered by 1st Security Bancorp, Inc., Inc. and describes, in the Risk Factors section beginning on page 1 of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following:

1. Our loan portfolio possesses increased risk due to our large percentage of consumer loans.
2. Commercial business and commercial real estate lending is subject to various risks which could adversely impact our results of operations and financial condition.
3. Our loan portfolio possesses increased risk due to the amount of our construction and development lending.
4. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could be reduced.
5. The unseasoned nature of our commercial business, commercial real estate and construction and development portfolios may result in errors in judging collectibility, which may lead to additional provisions or charge-offs, which would reduce our profits.
6. Our business is subject to general economic risks that could adversely impact our results of operations and financial condition.
7. Recent negative developments in the financial industry and credit markets may continue to adversely impact our financial condition and results of operations.
8. Our business strategy includes significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or manage our growth effectively.
9. We may be unable to successfully integrate new personnel and grow the commercial business and commercial real estate lending operations.
10. Fluctuations in interest rates could reduce our profitability and affect the value of our assets.
11. Our operating expenses are high as a percentage of our net interest income, making it more difficult to maintain profitability. After the offering, our expenses will increase. Our return on equity also will be low compared to other companies. These factors could negatively impact the price of our stock.
12. Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.
13. Difficult market conditions and economic trends have adversely affected our industry and our business.
14. Recent legislative and regulatory initiatives to address these difficult market and economic conditions may not stabilize the U.S. banking system.
15. We face strong competition from other financial institutions, financial service companies and other organizations offering services similar to those offered by us, which could limit our growth and profitability.
16. We are subject to extensive regulation which could adversely affect our business.
17. The final aggregate purchase price of the shares of common stock in the offering will be based on an independent appraisal and may not be indicative of the actual value of 1st Security Bancorp.
18. There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.
19. The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.
20. Once submitted, your purchase order may not be revoked unless the stock offering is terminated or extended beyond _____, 2009.
21. Management and the board of directors have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.
22. The amount of common stock we will control, our articles of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of 1st Security Bancorp.
23. The implementation of an equity incentive plan may dilute your ownership interest.

YOUR ORDER IS NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE

Signature (title, if applicable) ______________________(Date)_______ Signature (title, if applicable) ______________________(Date)_______

For Internal Use Only

REC'D ____ / ____ CHECK# __________ $_________ CHECK#__________ $_________ BATCH # ______ ORDER # ________ CATEGORY ____

1ST SECURITY BANK OF WASHINGTON REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF 1ST SECURITY BANK OF WASHINGTON FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ________ __, 2009, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE "FOR" THE APPROVAL OF THE PLAN OF CONVERSION.

The undersigned, being a member of 1st Security Bank of Washington, hereby authorizes the Board of Directors of 1st Security or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of 1st Security to be held at ________________________, Mountlake Terrace, Washington, on ________ __, 2009 at ____ p.m., Pacific time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

(1) Approval of a Plan of Conversion pursuant to which 1st Security Bank of Washington (the "Bank") would convert from a state chartered mutual savings bank to a state chartered stock savings bank, including the adoption of amended and restated articles of incorporation and bylaws, the concurrent sale of all of the Bank's capital stock to 1st Security Bancorp, Inc., a Washington corporation, and the sale by 1st Security Bancorp, Inc. of its shares of common stock, all as provided for in the Plan of Conversion.

☐ **FOR** ☐ **AGAINST**

Any other business as may properly come before the Special Meeting or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Special Meeting.

This proxy, if properly executed, will be voted in accordance with your instructions. If no instructions are given, this proxy, properly signed and dated, will be voted "FOR" adoption of the plan of conversion and "FOR" the establishment and funding of the charitable foundation, and if necessary, for adjournment of the Special Meeting. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

1st Security Bancorp, Inc.
Order Form Instructions

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 50,000 shares (50,000 shares x $10.00 per share = $500,000). No person, together with "associates", as defined in the prospectus, and persons "acting in concert", as defined in the prospectus, may purchase more than 50,000 shares (50,000 shares x $10.00 per share = $500,000) of the common stock offered in the stock offering. For additional information, see "The Conversion and Stock Offering- Limitations on Stock Purchases" in the prospectus.

Item 3a - Payment for shares may be made check, bank draft or money order payable to 1st Security Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at 1st Security Bank of Washington's statement savings rate until the stock offering is completed.

Item 3b - To pay by withdrawal from a deposit account or certificate of deposit at 1st Security Bank of Washington insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. 1st Security Bank of Wasington will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you, or the local or general public boxes if you were not a depositor on any of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of 1st Security Bank of Washingtonor 1st Security Bancorp, Inc., or a member of such person's household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated _______ __, 2008, please see the section entitled "The Conversion and Stock Offering - Limitations on Stock Purchases" for more information regarding the definition of "associate" and "acting in concert."

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of 1st Security Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ___-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names.

<u>Individual</u> - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

<u>Joint Tenants</u> - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

<u>Tenants in Common</u> - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

<u>Individual Retirement Account</u> - Individual Retirement Account ("IRA") holders may only make stock purchases from their existing IRA if it is a **self-directed IRA** or through a **prearranged** "trustee-to-trustee" transfer if their IRA is currently at 1st Security Bank. **The stock cannot be held in your 1st Security Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take several days to complete a trustee-to-trustee transfer.**

Registration for IRA's:

On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee's, **as the trustee directs**.
Please list **your** phone numbers.

<u>Uniform Transfers To Minors Act</u> - For residents of ***Washington*** and most states, stock may be held in the name of a custodian for the benefit of a minor under the ***<u>Uniform Transfers to Minors Act ("UTMA")</u>***. For residents of California, Delaware, Puerto Rico, South Carolina and Vermont, stock may be held in a similar type of ownership under the ***<u>Uniform Gifts to Minors Act ("UGMA")</u>*** of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA or UGMA:

On Name Line 1 – print the name of the custodian followed by the abbreviation "CUST"
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-WA (or your state's abbreviation) or UGMA-CA (or your state's abbreviation)
List only the minor's social security number on the form.

<u>Corporation/Partnership</u> – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have priority subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify subscription rights and purchase limitations.

<u>Fiduciary/Trust</u> - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Item 9 – You should list any qualifying accounts that you have or may have had with 1st Security Bank in the box located under the heading "Qualifying Accounts". For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the *<u>Uniform Transfers to Minors Act</u>*, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation's account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ________ __, 2008 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (___) ___-____, Monday through Friday from ____ to ____